UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                 November 5, 2007

Hampton Roads Bankshares, Inc.
(Exact name of registrant as specified in its charter)

Virginia	005-62335	54-2053718
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

999 Waterside Drive, Suite 200, Norfolk, Virginia 23510
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (757) 217-1000

Item 5.02            Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On September 11, 2007, the board of directors of Hampton Roads Bankshares, Inc. appointed Douglas J. Glenn, 41, to Executive Vice President and General Counsel, effective November 1, 2007.  Mr. Glenn has been a director of the Company since March 2006 and will continue his service on the board.

Prior to joining Hampton Roads Bankshares, Mr. Glenn practiced law for sixteen years at Pender & Coward, P.C.; he had served as a partner in the law firm since 1998.  In his private practice he specialized in corporate law, particularly in the following areas: commercial collections, bankruptcy, real estate transactions, franchising, formation of business entities, and community association law.  Mr. Glenn has assisted the Company with legal matters since 1996.  Mr. Glenn also served as General Counsel and Secretary of Geeks on Call America, Inc., a Company that he helped form in 1999.

Mr. Glenn is a graduate of the University of Virginia and the Washington and Lee University School of Law.  He also attended the Virginia Bankers’ Association’s Compliance School.

The Company and Mr. Glenn expect to enter into a six year employment contract, which will provide for an initial annual salary of $300,000.  Mr. Glenn is eligible to participate in the following compensation programs offered by the Company: Supplemental Executive Retirement Plan, Executive Officers Bonus Plan, Stock Incentive Plan and the Executive Savings Plan.  In addition, Mr. Glenn is eligible to participate in all of the plans and arrangements that are generally available to all of the Company’s salaried employees, including the Company’s 401-K plan.  All of the aforementioned plans are more fully discussed in the Company’s 2006 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2007.  Other benefits extended to Mr. Glenn include the personal use of a Company automobile and club dues.  In the event of a change-in-control of the Company, Mr. Glenn will be eligible to receive a payment consistent with change-in-control payments for other named executive officers.  Mr. Glenn’s employment contract will renew in five year increments after the initial term upon similar terms as other executive officers of the company.

Mr. Glenn will also have a supplemental employment retirement plan.  The plan, which has not been completed, is expected to provide benefits to Mr. Glenn at age 65 in the amount of one half of his final three years of service for a period of 15 years following retirement.  The plan is expected to vest ratably over fifteen years beginning after the fifth anniversary of service.  His plan is expected to contain change-in-control provisions consistent with those of other executive officers.

Mr. Glenn will be issued 10,000 shares of restricted Hampton Roads Bankshares common stock.  The restricted shares will vest in five years and immediately upon a change-of-control event.  In addition, Mr. Glenn will be granted incentive stock options for 20,000 shares of Hampton Roads Bankshares common stock that will vest in years five through ten of Mr. Glenn’s employment, or immediately upon a change-of-control event and other customary circumstances.

Mr. Glenn is the spouse of Tiffany K. Glenn, a senior vice president of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hampton Roads Bankshares, Inc.

Date:    November 5, 2007                                                                                By:  _/s/ Jack W. Gibson
Jack W. Gibson
President and Chief Executive Officer